Exhibit 4.20

AMENDMENT dated January 2nd, 2013
to  the Contract n° IS-110/12 dated October 18th , 2012

Between	BRETON S.p.A. (ITALY) Via Garibaldi, 27 31030 Castello di Godego (TV) / Italy (hereinafter referred to as "BRETON" or "SUPPLIER", alternatively)

and	CAESARSTONE SDOT-YAM LTD. M. P. Menashe 37804 – Israel (hereinafter referred to as "BUYER")

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Cont’d.:  Amendment No.1 dated December 3rd  2012 to Contract  No. IS-110/12

SELLER and BUYER hereby acknowledge that on October 18th h 2012 they executed Contract No. IS-110/12 (the "Contract").

Parties agree that per the Buyer's request, the Scope of the supply shall be extended in accordance with the amendments included in this Amendment No. 1 to the Contract.

This Amendment constitutes an integral part of the Contract and sets forth the understandings of the parties thereto. Any capitalized term not defined herein shall have the same meaning ascribed to it in the Contract. Subject to this Amendment no other changes are made to the Contract.

The following articles of the Contract are hereby amended as following:

1.	Section 6.1 a) – the words "within May 1st 2013" at the first paragraph shall be replaced by the words "within May 15, 2013".

2.	Section 17.1 – the Contract Price with respect to the Bar Lev Plant shall be amended to a total of Euro [***] ([***]) (instead of Euro [***] as was stipulated in the Contract.

The parties agree that the difference from the above new Contract Price and the original Contract Price, equal to an amount of Euro [***], shall be put in the L/C that Buyer shall open as specified in Exhibit X of the Contract.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Cont’d.:  Amendment No.1 dated December 3rd  2012 to Contract  No. IS-110/12

3.	Parties agree that Exhibit I to the Contract, shall be amended as following:

3.1	section 4.4 1. Shall be replaced with the following wording:

"Bar Lev Plant:
Machinery and Equipment Delivery Date (FCA Breton): May 15th , 2013
Completion of Cold Test: September 15th 2013
Completion of Hot Start-Up: October 1st 2013
Plant Delivery Completion: October 15th , 2013
The abovementioned dates are subject to the arrival of the last machinery shipment to the Site until May 30th , 2013. If such shipment arrives the Site at a later date other than by any delays of Supplier, the abovementioned dates will be accordingly postponed (for each calendar day of late arrival to the Site by one calendar day).
It is also agreed that as much as reasonably possible, Supplier shall commence the Installation following partial shipments of machinery, aiming to shorten the time schedule of the Plant Delivery Completion".

3.2	List of the Bar Lev Plant machines and equipment shall be amended as following:

[***]

[***]:

Pos. A.3) n. [***] [***]

[***]

Pos. A.3) n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Cont’d.:  Amendment No.1 dated December 3rd  2012 to Contract  No. IS-110/12

[***]

[***]
[***]:

Pos. B.3) n. [***] [***]

[***]

"Pos. B. 3/1) n. [***] [***]

Pos. B. 3/2) n. [***] [***]

[***]:

Pos. B.4/1) n. [***] [***]

[***]:

Pos. B.9/1) n. [***] [***]

[***]:

Pos. B.10) n. [***] [***]

[***]

Pos. B.10) n. [***] [***]

[***]:

Pos. B.10/1) n. [***] [***]

Pos. B.10/2) n.[***][***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

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Cont’d.:  Amendment No.1 dated December 3rd  2012 to Contract  No. IS-110/12

       [***]

[***]

[***]

The supply of:

Pos. D.15) n. [***] [***]

[***]:

Pos. D.15) n. [***] [***]

IN WITNESS WHEREOF, the parties hereto have entered into and signed this Amendment to be effective as of the date first written above.

_________________________ BUYER CAESARSTONE – SDOT YAM LTD. M. P. HEFER 38805 – Israel	__________________________ SUPPLIER Giancarlo Crestani (Director) BRETON S.P.A. Castello di Godego, Treviso (Italy)

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